ACCOUNTANT’S AWARENESS LETTER

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

We are aware that our report dated August 11, 2006 on our review of the interim financial statements of Ithaka Acquisition Corp. as of June 30, 2006 and for the periods ended June 30, 2006 and 2005 is included in Ithaka Acquisition Corp.’s Registration Statement on Form S-4. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered as part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

October 31, 2006